                                                                      EXHIBIT 99

                             ASSUMPTION AGREEMENT
                             --------------------

        THIS ASSUMPTION AGREEMENT, dated as of the 30th day of September, 1997 (the "Agreement"), at 11:50 a.m. to the Credit Agreement referred to below is entered into by and among C-TEC CORPORATION, a corporation organized under the laws of New Jersey ("C-TEC"), CABLE MICHIGAN, INC. ("CCSM"), a corporation organized under the laws of Pennsylvania, and FIRST UNION NATIONAL BANK, a national banking association, as Administrative Agent (the "Administrative Agent").

                             Statement of Purpose
                             --------------------

        C-TEC Corporation, the Lenders and Administrative Agent are parties to the $15,000,000 Credit Agreement dated as of June 30, 1997 (as supplemented hereby and as further amended, restated or otherwise modified, the "Credit Agreement").

        Pursuant to Section 2.6 of the Credit Agreement and in connection with the Mercom Contribution, CCSM is required to execute, among other documents, an assumption agreement in order to become the Borrower under the Credit Agreement.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

        1.01    Assumption by CCSM. Pursuant to Section 2.6 of the Credit
                ------------------
Agreement, CCSM hereby irrevocably and unconditionally assumes all Obligations, whether now or hereafter outstanding, and agrees that it is the Borrower under the Credit Agreement as if a signatory thereof on the Closing Date. CCSM shall comply with and be subject to and have the benefit of all of the terms, conditions, covenants, agreements and obligations set forth therein. CCSM hereby agrees that each reference to the "Borrower" in the Credit Agreement and other Loan Documents shall be a reference to CCSM. CCSM acknowledges that it has received a copy of the Credit Agreement and that it has read and understands the terms thereof.

        2.01    Effectiveness.  This Agreement shall become effective as of the
                -------------
time indicated above upon receipt by the Administrative Agent of (i) an originally executed Note for each Lender executed by CCSM in exchange for the Notes issued thereto by C-TEC Corporation, (ii) an originally executed counterpart hereof, (iii) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance satisfactory thereto with respect to the validity and binding effect of this Assumption Agreement, (iv) a supplement to the Mercom Pledge Agreement executed by CCSM to confirm the pledge thereby of the stock of Mercom owned by CCSM and (v) such other documents and closing certificates as may be reasonably requested by the Administrative Agent consistent with the terms of Article IV of the Credit Agreement to confirm that CCSM is the Borrower under the Credit Agreement.

          3.01 General Provisions.
               ------------------

          (a)  Representation and Warranties. CCSM hereby represents and
               -----------------------------
warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to its obligations under the Credit Agreement or any other Loan Document.

          (b)  Limited Effect. Except as supplemented hereby, the Credit
               --------------
Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (ii) to prejudice any right or rights which the Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

          (c)  Costs and Expenses. CCSM hereby agrees to pay or reimburse the
               ------------------
Administrative Agent for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

          (d)  Counterparts. This Agreement may be executed by one or more of
               ------------
the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          (e)  Definitions. All capitalized terms used and not defined herein
               -----------
shall have the meanings given thereto in the Credit Agreement.

          (f)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
               -------------
AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

   IN WITNESS WHEREOF the undersigned hereby causes this Agreement to be executed and delivered as of the date first above written.


                                       C-TEC Corporation

                                       /s/ Timothy J. Stoklosa
                                       ---------------------------------
                                       Timothy J. Stoklosa
                                       Senior Vice President
                                       and Treasurer


                                       Cable Michigan, Inc.

                                       /s/ Timothy J. Stoklosa
                                       ----------------------------------
                                       Timothy J. Stoklosa
                                       Senior Vice President
                                       and Chief Financial Officer


                                       First Union National Bank, as
                                        Administrative Agent

                                       /s/ Bruce W. Loftin
                                       ----------------------------------
                                       Bruce W. Loftin
                                       Senior Vice President
                                       2